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                                                       Exhibit 11
                     PAYLESS SHOESOURCE, INC.
               COMPUTATION OF NET EARNINGS PER SHARE


                                             13 Weeks Ended
(Thousands, except per share)           ------------------------
                                          May 4,       April 29,
                                           1996          1995
                                        ----------     ---------
Net earnings                            $   24,226     $  26,530

Common shares outstanding                   40,365        40,365
                                        ----------     ---------
Net earnings per share                  $      .60     $     .66
                                        ==========     =========

Primary Computation:
- -------------------
Net earnings                            $   24,226     $  26,530

Common shares outstanding                   40,365        40,365

Net effect of dilutive stock
  options based on the treasury
  stock method                                  16             0
                                        ----------     ---------
Outstanding shares for primary
  earnings per share                    $   40,381     $  40,365
                                        ==========     =========
Primary earnings per share              $      .60     $     .66
                                        ==========     =========

Fully Diluted Computation:
- -------------------------
Net earnings                            $   24,226     $  26,530

Common shares outstanding                   40,365        40,365

Net effect of dilutive stock
  options based on the treasury
  stock method                                  16             0
                                        ----------     ---------
Outstanding shares for fully
  diluted earnings per share            $   40,381     $  40,365
                                        ==========     =========
Fully Diluted earnings per share        $      .60     $     .66
                                        ==========     =========


Note: Outstanding shares used in earnings per share calculation is the number of shares issued and outstanding as of May 4, 1996, the date of the spin-off from The May Department Stores Company.






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